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                                                                   EXHIBIT 12.1


                                 PAWNMART, INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                                  Fiscal Years Ended
                                      ---------------------------------------------------------------------------
                                      January 30,     January 31,     January 26,     January 28,     January 29,
                                          1999            1998            1997            1996            1995
                                      -----------     -----------     -----------     -----------     -----------
Fixed Charges:
     Interest Expense                 $       996     $     3,761     $     1,360     $       720     $        62
     Rent Expense Interest Factor             446             371             352             248             143
                                      -----------     -----------     -----------     -----------     -----------
                                            1,442           4,132           1,712             968             205
                                      ===========     ===========     ===========     ===========     ===========
Earnings:
     Pretax Loss From Operations           (3,713)         (5,436)         (3,056)         (2,828)         (1,625)
     Fixed Charges Per Above                1,442           4,132           1,712             968             205
                                      -----------     -----------     -----------     -----------     -----------
     Losses As Adjusted               $    (2,271)    $    (1,304)    $    (1,344)    $    (1,860)    $    (1,420)
                                      ===========     ===========     ===========     ===========     ===========
Ratio of Earnings to Fixed Charges          (1.57)          (0.32)          (0.79)          (1.92)          (6.91)
                                      ===========     ===========     ===========     ===========     ===========
Fixed Charges Exceeded Earnings By    $     3,713     $     5,436     $     3,056     $     2,828     $     1,625
                                      ===========     ===========     ===========     ===========     ===========
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